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                                    EX. 99.1
            PRESS RELEASE ISSUED BY COVAD COMMUNICATIONS GROUP, INC.
                              DATED APRIL 10, 2003

Covad News Media Contact            Covad Investor Relations Contact
------------------------            --------------------------------
Kathleen Greene                     Susan Crawford
408-616-6976                        408-434-2130
kgreene@covad.com                   InvestorRelations@covad.com

               COVAD ANNOUNCES FIRST QUARTER OPERATING STATISTICS

              Net Lines in Service Increase 9% to More Than 417,000

SANTA CLARA, CALIF. (APRIL 10, 2003) - Covad Communications, (OTCBB: COVD) today announced certain operating statistics as of March 31, 2003.

      - Covad added over 35,000 net lines during the first quarter, bringing total lines in service on March 31, 2003 to more than 417,000 lines, a nine percent increase over year-end 2002.

      - Customer disconnections, or churn, averaged approximately 3.7 percent in the first quarter. Churn for the first quarter was affected by the migration of subscriber lines from a customer, Network Access Solutions (NAS), which is in bankruptcy proceedings. However, in January 2003, the bankruptcy court approved a transaction that provided Covad with the right to solicit customers previously served by NAS. As these customers are migrated to a direct relationship with Covad, the company is confident that the churn for these customers will be significantly reduced. Excluding NAS, churn would have been approximately 3.5 percent.

      - Covad ended the first quarter of 2003 with $177.8 million in cash, cash equivalents and short-term investments. First quarter net usage of cash, cash equivalents and short-term investments was approximately $27.3 million, an average of $9.1 million per month.

"Our first quarter operating results continue the momentum we generated in the fourth quarter of 2002 and are evidence of our success in executing our business plan," said Charles E. Hoffman, Covad president and CEO. "In addition, we prudently managed our cash and expanded our sales through both our strategic partners and our Covad direct sales force."

Covad will issue complete first quarter 2003 financial and operational statistics by mid-May.
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ABOUT COVAD COMMUNICATIONS

Covad is a leading national broadband service provider of high-speed Internet and network access utilizing Digital Subscriber Line (DSL) technology. It offers DSL, T1, managed security, IP and dial-up services and bundled voice and data services directly to end users and to Internet Service Providers, value-added resellers, telecommunications carriers and affinity groups to small and medium-sized businesses and home users. Covad's network currently serves 96 of the top Metropolitan Statistical Areas (MSAs) and covers more than 40 million homes and businesses or approximately 45 percent of all US homes and businesses. Corporate headquarters is located at 3420 Central Expressway, Santa Clara, CA 95051. Telephone: 1-888-GO-COVAD. Web Site: www.covad.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

The statements contained in this press release that are not historical facts are "forward-looking statements," including the statements made by the president and CEO and the assumptions underlying such statements. Actual events or results may differ materially as a result of risks facing Covad or actual results differing from the assumptions underlying such statements. Such risks and assumptions include, but are not limited to, future FCC rulemaking, the terms and interpretations of the decision announced February 20, 2003 by the FCC, Covad's ability to continue as a going concern, to continue to service and support its customers, to successfully market its services to current and new customers, to manage the consolidation of sales to a fewer number of wholesale customers, to successfully migrate end users, Covad's ability to generate customer demand, to achieve acceptable pricing, to respond to competition, to develop and maintain strategic relationships, to manage growth, to receive timely payment from customers, to access regions and negotiate suitable interconnection agreements, all in a timely manner, at reasonable costs and on satisfactory terms and conditions, as well as regulatory, legislative, and judicial developments and the absence of an adverse result in litigation against Covad. Covad disclaims any obligation to update any forward-looking statement contained in this press release. All forward-looking statements are expressly qualified in their entirety by the "Risk Factors" and other cautionary statements included in Covad's SEC Annual Report on Form 10-K for the year ended December 31, 2002, along with Current Reports on Form 8-K filed from time to time with the SEC.